UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 25, 2012, Chesapeake Lodging, L.P., the operating partnership and a wholly owned subsidiary of Chesapeake Lodging Trust (the “Trust”), amended the credit agreement by which it has obtained a senior secured revolving credit facility with a lending syndicate led by Wells Fargo Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc., as documentation agent. The Trust and certain of its indirect subsidiaries serve as guarantors of borrowings under the credit facility. The amended credit agreement increases the maximum amounts the Trust may borrow from $200.0 million to $250.0 million, and also provides for the possibility of further increases, up to a maximum of $375.0 million, in accordance with the terms of the amended credit agreement. The actual amount that the Trust can borrow under the senior secured revolving credit facility continues to be based on the value of the Trust’s hotels included in the borrowing base, as defined in the amended credit agreement. A copy of the Trust’s press release announcing this transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The initial term of the amended credit agreement will now expire in April 2016, subject to extension for another year at the Trust’s option subject to satisfaction of customary conditions. Amounts borrowed under the amended credit agreement will bear interest at spreads over LIBOR that will be determined based on the Trust’s consolidated leverage ratio as of the end of its most recent fiscal quarter, as shown below:

Leverage Ratio	Applicable Margin
<35%	1.75%
≥35%<45%	1.90%
≥45%<50%	2.20%
≥50%<55%	2.50%
≥55%	2.75%

The applicable margin will reset 10 business days after each delivery of a compliance certificate relating to our quarterly or year-end financial results, as applicable. For the period from October 25, 2012 until the next reset date, the applicable margin will be 1.75%.

Other than as described above, the amended credit agreement effected no material changes to the financial covenants, including leverage and coverage ratios and minimum tangible net worth requirement, or other business terms of the credit facility, as compared to those previously in effect.

The foregoing description of the amended credit agreement is qualified in its entirety by the full terms and conditions of the amended credit agreement which will be filed with the Securities and Exchange Commission as an exhibit to a subsequent report of the Trust.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this Current Report on Form 8-K is listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued October 25, 2012